UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):              February 27, 2013

BIG TREE GROUP, INC.
(Exact name of registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation)	000-27845 (Commission File Number)	90-0287423 (I.R.S. Employer Identification No.)

South Part 1-101, Nanshe Area, Pengnan Industrial Park, North Yingbinbei Raod, Waisha Town, Longhu District, Shantou, Guangdong, China 515023
(Address of principal executive offices) (zip code)

(Registrant’s telephone number, including area code)	(86) 754 83238888

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

On February 27, 2013, Big Tree Group, Inc. (the "Company"), upon approval of its board of directors, issued a total of 6,500,000 shares of its restricted common stock, par value $0.00001 per share, upon the conversion of 6,500,000 shares of the Company’s Series C Convertible Preferred Stock beneficially owned by Wei Lin, the Company’s Chief Executive Officer.  The Series C Convertible Preferred Stock was issued by the Company in connection with the acquisition of Big Tree International, Ltd. and its wholly owned subsidiary Shantou Big Tree Toys Co., Ltd. as previously reported by the Company in its Form 8-K/A (Amend. No. 2) filed with the Securities and Exchange Commission on March 6, 2012.

These shares of the Company’s common stock were issued in reliance on an exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended.

SIGNATURE
        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 06, 2013	Big Tree Group, Inc.

By: /s/ Wei Lin
Wei Lin
Chief Executive Officer and Chairman of the Board of Directors